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                                                                   EXHIBIT 11(b)


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement under the Securities Act of 1933, filed under Registration Statement No. 333-14725, of our report dated June 13, 1997, relating to the Nuveen Flagship Multistate Trust, including the Nuveen Flagship All-American Municipal Bond Fund, the Nuveen Flagship Intermediate Municipal Bond Fund, and the Nuveen Flagship Limited Term Municipal Bond Fund and to the references to us under the headings "Financial Highlights" and "Independent Public Accountants and Custodian" in such Registration Statement.

DELOITTE & TOUCHE LLP

Dayton, OH
August 19, 1997